                                      LAND LEASE



                                      ARTICLE I

                             CONCURRENT CONTRACT OF SALE

    This lease is executed concurrently with a CONTRACT OF SALE described more particularly in Exhibit "A" attached hereto and incorporated herein and made a part of this Land Lease.


                                      ARTICLE II

                                     DEFINITIONS

    Reference in this lease to any of the following terms shall be construed to incorporate the definition for that term as set forth in this Article I.

         2.1 LESSOR. William McHenry Bland, a married man dealing with a separate property. Hereinafter called "Lessor".

         2.2  LESSEE.  Monterey Farming Corporation, a corporation.

         2.3 LEASED PREMISES. All that real and personal property located in the County of Monterey, State of California, and described more particularly' as Parcels I & II in Exhibit "A" attached hereto and incorporated herein by reference, and all easements, licenses and rights appurtenant thereto.

                                     ARTICLE III

                             PREMISES, USE, TERM AND RENT

         3.1 PREMISES. Lessor hereby leases to Lessee the leased premises subject to and with the benefits of the provisions of this lease.

         3.2  USE.

              (a) The leased premises shall be used for vineyards and any other agricultural use Lessee may choose. In connection with Lessee's use, Lessee may construct on the leased premises residences, offices, warehouses, storage buildings, utilities, roads, irrigation facilities and any other related items. Lessee shall be entitled to withdraw for use on the leased premises and any other premises owned or occupied by the Lessee unlimited water from the leased premises.

              (b) In addition to taking water from the leased premises, Lessee may use any and all existing wells on the property and further, Lessee may construct new wells on any portion of the property and extract water there from
for use on the leased and any other    premises owned or occupied by the
Lessee. Lessor hereby grants Lessee unlimited rights of access, and all necessary easements, and licenses, to the property for said purpose.

         3.3  TERM.  The term of this lease shall be for   thirty (30) years
commencing on November 1, 1973, or such earlier date as the present tenant relinquishes his leasehold, and ending on the 31st day of October, 2002. The Lessee shall have the option to renew this lease for two (2) consecutive ten (10) year periods following the expiration of the original lease term at rentals determined in accordance with Section 3.4.

         3.4  RENT.

              (a) Lessee shall pay semiannually in advance, on or before the 15th day of July of each year, and on or before the 15th day of January of each year, and a pro rata portion of said sum for any fraction of a semi-annual period at the beginning and the end of the lease term, rental at the rate of $85.00 per acre per year, based on the area of the leased premises. For purposes of rental the total acreage is agreed to be 351 acres and the lease rental is $29,835. This acreage and the total rent due is subject to increase or decrease on the basis of a survey and certification of acreage by a licensed surveyor, to be made at Lessee's option and expense. When such survey is made and certificate received, the rent shall be adjusted to the nearest whole acre prospectively from the date of the surveyor's certificate, a copy of which Lessee shall furnish to Lessor. The rent per acre is further subject to adjustment under paragraph 3.4(b) below.

              (b) The annual rental due here under shall be adjusted at the end of the fifth (5th) year of this lease, and at the end of each successive 5-year period during the period of this lease.

    The rent adjustment shall be made to reflect any increase or decrease in the Consumer Price Index as published by the Bureau of Labor Statistics of the United State Government or such other index as the Lessor and Lessee may agree if the Consumer Price Index is no longer published. Any rent adjustments shall be proportioned to changes in the Index from a beginning date of December 31, 1972. If Lessor and Lessee have not agreed on the adjusted rent amount within thirty (30) days of the end of any said 5-year period, both parties agree the adjusted rent shall be resolved by a board of three (3) impartial arbitrators, acting in accordance with the rules of the American Arbitration Association, except they shall be selected as follows:

    Within sixty (60) days after the termination of said 5-year period, each party shall select a qualified arbitrator and shall give written notice of such selection to the other party. In the event of failure of either party to select a qualified arbitrator within said sixty (60) days, such arbitrator shall be selected by the presiding judge of the Superior Court of the County of Monterey, acting in his individual capacity and not his judicial capacity. upon application of the party which has selected a qualified administrator, made after ten (10) days' written notice to the other party, of the time and place of such application. The two arbitrators thus appointed (by either method) shall select and appoint a third qualified arbitrator and shall give written notice thereto to the parties. In the event that two qualified arbitrators so appointed in either matter shall fail to appoint a third qualified arbitrator within fifteen (15) days after the second qualified arbitrator shall be selected by said presiding judge upon application of either party made after ten
    (10) days' written notice to the other party of the time and place of said application. The question of whether or not any person selected hereunder is qualified to act as an arbitrator shall be determined by said presiding judge upon the application of either party made after ten (10) day's written notice to the other party of the time and place of such application. When duly selected, the three arbitrators shall meet to settle the dispute between the parties on the basis of the terms of this contract, and the decision of any two of them shall be final, conclusive and binding upon both parties. Upon the failure of any two of said arbitrators to agree upon the settlement of the dispute within sixty (60) days after the appointment of the third arbitrator, the dispute shall be settled by a newly constituted board selected in the manner set forth above. This process shall be repeated until a determination is finally reached by any two of the arbitrators. The cost of such arbitration shall be split equally by the parties hereto.

The rent adjustment shall be effective as of the commencement of the appropriate 5-year period. Until said value is determined, Lessee shall pay the rent applicable in the immediately preceding 5-year period, provided that if the adjustment has not been determined in time for the first rental payment of the subject 5-year period, Lessee shall at the time of the first rental payment after determination of the adjusted rent add or subtract (as the case-may be) an amount equal to the difference between the rent for the period starting with the commencement of the subject 5-year period and ending with the first payment of the adjusted rent.

                                      ARTICLE IV

                                        TAXES

              (a) During the term hereof lessee shall pay and discharge as and when they shall become due all real estate and personal property and similar taxes and assessments of any type whatsoever upon the leased premises or any portion thereof, including the improvements on the leased premises.

              (b) Lessee shall have the right to contest any taxes, assessment or government imposition levied or assessed against the leased premises or against any buildings, improvements, fixtures or equipment now or hereafter existing thereon during the term of this lease. In connection with any such contest Lessor shall cooperate with Lessee by signing any claims, complaints, etc. that are reasonably necessary for the orderly process of Lessee's contest.



                                      ARTICLE V

                                    EMINENT DOMAIN

              (a) If title to all or any part of the leased premises is taken for any public or quasi-public use or under any statute or by right of eminent domain or by private purchase in lieu of eminent domain, with the result that the remaining property or portion of the leased premises is not reasonably suitable for Lessee's continued use and occupancy in a manner consistent with the use and occupancy of said premises prior to the taking, then Lessee may, at its option, terminate this lease on the date that the possession of the leased premises or part thereof which is taken occurs. In such event, and if Lessee continues under its option to occupy the remaining portion of the leased premises, the rent of the remaining portion shall be reduced in accordance with the number of conveniently useable acres remaining.

              (b) In the event the leased premises or any portion thereof are taken by condemnation, the condemnation award shall be divided as follows:

                   (i)Lessee shall receive the value of its leasehold estate;

                   (ii)Lessee shall receive the value of any improvements added by Lessee including grapevines, crops, buildings and irrigation systems; and

                   (iii)The remainder of the award shall belong to Lessor.

              (c) Lessor agrees immediately upon service of process or other type, of notice in connection with any appropriation or taking to give Lessee notice in writing thereof. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph.



                                      ARTICLE VI

                     MAINTENANCE AND CONDITION OF LEASED PREMISES

              (a) Lessor agrees to place the leased premises in good operating condition at the commencement of the term hereof. Lessor shall have in good operating condition all pumps, fittings, pipelines, wells, reservoirs and other irrigation facilities on the leased premises and serving the leased premises. Lessor further agrees that all roads and roadways shall be placed in serviceable condition appropriate to the type of roadway surface that is in place, and that all drains, drainage ditches, and above-ground and underground drainage lines shall be clear and clean and in serviceable condition.

              (b) Lessee shall, during the term hereof, keep and maintain at its own cost, in a manner sufficient for Lessee's own use, all reservoirs, pumps, wells, casings, pipelines, fittings and related irrigation facilities.



                                     ARTICLE VII

                                   LESSOR COVENANTS

    Lessor covenants that:

              (a) there is good and sufficient access to the leased premises from a public highway;

              (b) all reservoirs, pumps, wells, casings, pipes, fittings, and related facilities in connection with the irrigation system are in good working condition;

              (c) Lessor shall not during the term of this lease take water by pumping or any other means from the property or from beneath the property, or pursuant to any riparian or other rights of Lessor in or to the Salinas River, nor grant the right so to do to any other person.

              (d) Lessor has the right to make this lease and Lessee, on paying the rent and performing all its obligations in this lease shall peacefully and quietly have, hold and enjoy the leased premises throughout the lease term or unless sooner terminated as provided herein.

              (e) Lessor's title to the leased premises is such that Lessee will be able to obtain at standard rates a California Land Title Association Standard Coverage Form of title insurance policy on its leasehold interest showing as exceptions a lien for taxes not due, and exceptions as may be approved in writing by Lessee.

              (f) Lessor shall not during the term hereof sell or agree to sell, any part or all of the leased premises except according to the terms of this agreement.

              (g) The leased premises and the adjacent property are the subject of that certain Land Conservation Agreement between Lessor and the County of Monterey, dated February 26, 1968 and recorded February 29, 1968, in Reel 545 page 861 of the official records of the County of Monterey (hereinafter called the Conservation Agreement). Lessor covenants and agrees to make no "Notice of Nonrenewal" or any request for cancellation as provided in paragraphs ___ and ___ of the Conservation Agreement, nor to do any other act or fail to do any act when to do so or fail to do so would result in the termination of the Conservation Agreement or alteration of any of the terms or conditions thereof, unless the consent in writing of Lessee is first had and obtained.



                                     ARTICLE VIII

                                LEASEHOLD IMPROVEMENTS

    All improvements of any type whatsoever, whether real or personal property, and including agricultural plantings, additional pipes, pumps, fittings; buildings, barns, sheds, machinery, tractors, and fixtures, etc., that are installed or placed upon or about the premises by Lessee shall remain the sole property of Lessee and may be removed by Lessee at any time during the term of the lease or at the termination of the lease. Lessee shall be entitled to place or construct any of the foregoing improvements at any time and at any location on the leased premises without obtaining the approval of Lessor. All improvements upon the leased premises at the commencement of the lease and not installed by Lessee are and shall remain the property of Lessor.

                                      ARTICLE IX

                        ASSIGNMENT AND RIGHT OF FIRST REFUSAL

         9.1 RIGHT TO ASSIGN. Lessee shall have the right to assign or sublet all or any part of the leased premises to any person or for any use not inconsistent with Lessee's permitted use without obtaining the consent of Lessor. This right of assignment or subletting shall include the right to mortgage any of the crops or other improvements Lessee produces upon the leased premises.

         9.2 SUCCESSORS. The covenants and conditions herein contained shall apply to and bind the grantees, transferees, assigns, heirs, successors, executors, and administrators of all the parties hereto, and all the parties hereto shall be jointly and severally liable hereunder.

         9.3 RIGHT OF FIRST REFUSAL. Lessees shall have during the term of this lease a Right of First Refusal to purchase the leased premises at any time Lessor determines to sell the premises or receives a bona fide offer from an unrelated person to buy the premises.



                                      ARTICLE X

                  AGREEMENT TO PURCHASE AND AGREEMENT TO SUBORDINATE

        10.1 Lessee agrees to purchase and Lessor agrees to sell the leased premises at a price which is the higher of $1,950 per acre or fair market value for farmland in the Greenfield, California vicinity within 120 days of the death of William

McHenry Bland. This obligation to purchase and sell shall be binding upon all heirs, assigns, nominees, successors, executors, grantees and transferees of the Lessor and the Lessee.

        10.2 Whereas Lessee proposes to develop the leased premises to a vineyard and expects to incur indebtedness to finance such development, Lessor shall execute an Agreement of Subordination or similar instrument subordinating the Lessor's interests to the institution or institutions providing the financing of the Lessee's development (Lender) and Lessor agrees; if requested in writing by the Lessee, to execute a Deed of Trust in favor of such Lender provided such Lender has assets in excess of $500,000,000 (five hundred million dollars). The subordination shall be only to such indebtedness in the ratio of $55 of debt to $45 of equity invested in the premises by the Lessee for the purpose of developing vineyards.



                                      ARTICLE XI

                                       DEFAULTS

              (a) If default is made by Lessee in payment of any rental or any monies due here under or in the performance of any term, covenant or condition hereof, and such default shall not be made good within thirty (30) days after written notice by Lessor of the existence thereof, Lessor may, at its option, re-enter the leased premises, take possession of the same, and terminate this lease or, as an alternative, Lessor may re-enter the leased premises without terminating this lease and rent the premises to a third party for the account of Lessee. All covenants of Lessee herein contained are expressly made conditions, for the failure to perform which the right of re-entry is hereby given. Waiver by Lessor of any default hereunder shall not constitute a waiver of any other or subsequent default. All rights and remedies of Lessor expressed herein are cumulative and in addition to any other remedies of law or equity.

              (b) Upon Lessor's failure to perform any of the obligations herein contained, including maintenance, repair, placing the leased premises in the required condition at the commencement of the term hereof, or any other obligation, Lessee may, at its option cure or have cured such default hereunder and deduct from future rent payment due hereunder any sums expended or costs incurred in connection therewith. Lessee shall not be in default hereunder for failure to pay rent if Lessee makes any such deduction from rent otherwise due.



                                     ARTICLE XII

                                    MISCELLANEOUS

        12.1 HOLDING OVER. In the event of any holding over with the consent of Lessor beyond the end of the term of any extension thereof, this lease shall be deemed a monthly tenancy upon the covenants and conditions herein contained and upon one-twelfth of the annual rental as provided herein.

        12.2 COMPLIANCE WITH LAWS. Lessee and Lessor shall both promptly comply with all laws, ordinances, rules and regulations of all federal, state and municipal governments now in force or that may be enacted hereafter, and, applicable to the leased premises.

        12.3 NOTICES. Notices required to be given hereunder shall be in writing and shall be sent by United States Mail, Postage Prepaid to the Lessee as follows: Monterey Farming Corporation, 1800 Century Park East, Los Angeles, California 90067, and to Lessor as follows: William McHenry Bland, Route 1, Box 5, Greenfield, California 93927.

        12.4 CHANGE OF OWNERSHIP. No change of ownership of the leased premises or assignment of this lease or of the rental provided for herein shall be binding upon Lessee for any purpose whatever, until Lessee has been furnished with notice thereof by Lessor.

        12.5 COMPLETE AGREEMENT. It is expressly agreed that this lease together with Exhibits "A" and "B" which are a part hereof, contains all terms, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the leased premises, and that no prior agreement or understanding pertaining to the same shall be valid or of any force or effect and that the terms, covenants, conditions and provisions of the lease cannot be altered, changed, modified or added to except in writing signed by the parties hereto.

        12.6  TIME.  Time is of the essence hereof.

        12.7 SHORT FORM LEASE. The parties agree to execute and have acknowledged a short form lease for purposes of recording, in Monterey County, which said short form shall describe the leased premises as being subject to the rights, covenants, and restrictions herein contained. With respect to the adjacent property, the short form of lease shall comply with California Civil Code, Section 1469 as necessary to create a covenant running with the land and binding on assignees and transferees of Lessor.

        12.8 CAPTIONS. The captions of the paragraphs and parts of this lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.



        IN WITNESS WHEREOF, the parties hereto have executed this lease on the day and year set opposite their signatures below.



Lessor                       Lessee
------                       ------


/s/ William McHenry Bland    /s/ William Savage
-------------------------    -------------------------
William McHenry Bland        Monterey Farming Corporation

                                ADDENDUM TO LAND LEASE


    The parties to that certain Land Lease (the "Lease") by and between William McHenry Bland ("Lessor") and Monterey Farming Corporation ("Lessee"), as evidenced by that certain Short Form of Lease executed by Lessor and Lessee on August 18, 1972, and recorded in Monterey County, California, relating to all that real and personal property located in Monterey County, California, and described more particularly as Parcels I and II in Exhibit "A" hereto, hereby amend the Lease as follows:



    Article X of the Lease which presently reads as follows:



                                      "ARTICLE X

                                "Agreement to Purchase
                             AND AGREEMENT TO SUBORDINATE

         "10.1 Lessee agrees to purchase and Lessor agrees to sell the leased premises at a price which is the higher of $1,950 per acre or fair market value for farmland in the Greenfield, California vicinity within 120 days of the death of William McHenry Bland. This obligation to purchase and sell shall be binding upon all heirs, assigns, nominees, successors, executors, grantees and transferees of the Lessor and the Lessee.



         "10.2 Whereas Lessee proposes to develop the leased premises to a vineyard and expects to incur indebtedness to finance such development, Lessor shall execute an Agreement of Subordination or similar instrument subordinating the Lessor's interests to the institution or institutions providing the financing of the Lessee's development (Lender) and Lessor agrees, if requested in writing by the Lessee, to execute a Deed of Trust in favor of such Lender provided such Lender has assets in excess of $500,000,000 (five hundred million dollars). The subordination shall be only to such indebtedness in the ratio of $55 of debt to $45 or equity invested in the premises by the Lessee for the purpose of developing vineyards."



is hereby amended to read in its entirety as follows:



                                      "ARTICLE X

                              "AGREEMENT TO SUBORDINATE

         "10.1 Whereas Lessee,proposes to develop the leased premises to a vineyard and expects to incur indebtedness to finance such development, Lessor shall execute an Agreement of Subordination or similar instrument subordinating the Lessor's interests to the institution or institutions providing the financing of the Lessee's development (Lender) and Lessor agrees, if requested in writing by the Lessee, to execute a Deed of Trust in favor of such Lender provided such Lender has assets in excess of $500,000,000 (five hundred million dollars). The subordination shall be only to such indebtedness to the ratio of $55 of debt to $45 of equity invested in the premises by the Lessee for the purpose of developing vineyards."



    IN WITNESS WHEREOF, the parties hereto have executed this Addendum of Land Lease this 26th day of September, 1973.



Lessor                       Lessee
------                       ------

                             MONTEREY FARMING CORPORATION


/s/ William McHenry Bland    By /s/ E. William Savage
-------------------------      ------------------------
William McHenry Bland             E. William Savage
                                  Vice President

                               DESCRIPTION OF PROPERTY



         The land referred to in this report is situated in the State of California, County of Monterey, and is described as follows:



PARCEL I:
A part of Rancho Poso de Los Ositos, being a part of that certain Lot 8, allotted to Salvadore Sspinosa (by Geo. S. Gould, Jr. Trustee) in Action No. 7106 in the Superior Court of the State of California, in and for the County of Monterey, and shown on Partition Map Accompanying Report of Referees filed July 10, 1926, in Volume 2 of Surveys, at page 30, records of Monterey County, particularly described as follows: BEGINNING at and underground Granite Monument marked 1,7,8, at the most westerly corner of said Lot 8, and in the center line of a Road Right of Way "B" (40 feet wide) from which a 6" x 6" post marked R/W B,7,1, bears N. 46DEG. 38' W., 20.4 feet distant, and a pile of rocks bears N. 53DEG. 12' E., 599.5 feet distant, and a pile of rocks bears S. 46DEG. 08' E., 370.0 feet distant; thence along the line between Lots 1 and 8,

(1) S. 46DEG. 38' E., 2033.8 feet, at 20.4 feet at a 6" x 6" post marked R/W.B,8,1, standing in southeasterly line of Right of Way B, 2033.8 feet to a 6" x 6" post marked 1,8,9, standing at the corner of Lots 8 and 9; thence along the line between Lots 8 and 9;

(2) N. 55DEG.  23' 45" E., 2932.1 feet, at 1060.3 feet a 4" x 4" post marked
LINE, 8,9, in fence, 2932.1 feet to a 4" x 4" post marked SE5; thence leave line of Lots 8 and 9;

(3) N. 22DEG.  34 1/2' W., 2033.8 feet at 53.5 feet'a 4" x 4" post marked SE4, at 2013.4 feet, a 4" x 4" post marked SE,2, in southeasterly line of said Right of Way B, 2033.8 feet to a point in the center line of said Road Right of Way B; thence along said center line;

(4) S. 55DEG.  23' 45" W., 3780.2 feet, to the place of beginning.

PARCEL II:
A portion of Rancho Poso de Los Ositos, beginning at a 6" x 6" post marked R/W,B1,8, standing at the most northwesterly corner of Lot 8 of the Partition of said Rancho, as indicated in the Final Decree of Partition filed February 8th, 1926 in Volume 78 of Official Records at page 1, Records of Monterey County; thence South 46DEG. 38' East along the boundary line of Lot 1 of said partition, at 2013.4 feet a 6" x 6" white post marked 1,8,9, at the common corner of Lots 8 and 9 of said partition, 2363.4 feet to a 4" x 4" white post marked 1,9, standing in the line of a fence; thence along said fence, South 55DEG. 27' 37 1/2" West 3793.9 feet to a 6" x 6" white post marked C4, HB,III, standing at a fence corner; thence North 46DEG. 24' 30" West along a fence line 2357.0 feet to a fence post marked SSC, WEB; thence North 55DEG. 23' 45" East 3783.6 feet to the place of beginning.

                                   ACKNOWLEDGMENTS


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LAKE          )


         On this 24th day of September, 1973, before me, Gene Rimmer, a Notary Public for said county and state, personally appeared WILLIAM McHENRY BLAND, known to me to be the same person who executed the foregoing instrument, and acknowleged the execution thereof for the purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


    [NOTARIAL SEAL]                              /s/ Gene Rimmer
------------------------------------             -------------------------
[SEAL]        OFFICIAL SEAL                       Notary Public in and for
               GENE RIMMER                        said County and State
       NOTARY PUBLIC - CALIFORNIA
         PRINCIPAL OFFICE IN
              LAKE COUNTY
My Commission Expires Mar. 18, 1977
------------------------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF               )


         On this 26th day of September, 1973, before me, Judith A. King, a Notary Public for said county and state, personally appeared B. WILLIAM SAVAGE, known personally to me to be the Vice President of Monterey Farming Corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein set forth, by signing the name of the corporation by him as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


    [NOTARIAL SEAL]                              /s/ Judith A. King
--------------------------------------           -------------------------
[SEAL]        OFFICIAL SEAL                       Notary Public in and for
              JUDITH A. KING                      said County and State
       NOTARY PUBLIC - CALIFORNIA
         PRINCIPAL OFFICE IN
         LOS ANGELES COUNTY
My Commission Expires November 2, 1976
--------------------------------------
1800 Century Park East, Ste. 1110, L.A., Ca.  90067